Exhibit 99.1

The Trade Desk Reports Fourth Quarter and Fiscal Year 2023 Financial Results

The Trade Desk also announced an additional share repurchase authorization, bringing the total amount of authorized future repurchases to $700 million of its Class A common stock.

LOS ANGELES--(BUSINESS WIRE)--February 15, 2024--The Trade Desk, Inc. (“The Trade Desk” or the “Company”) (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its fourth quarter and fiscal year ended December 31, 2023.

“Once again The Trade Desk outpaced nearly all areas of digital advertising in 2023, with $1.95 billion of revenue representing 23% growth year over year and a record $9.6 billion of spend on our platform. At the same time, we continue to generate significant profitability and cash flow, which allows us to remain at the bleeding edge of our industry, with innovations such as Kokai. Our results are testament to the growing value that advertisers are placing on the open internet versus the limitations of walled gardens,” said Jeff Green, founder and CEO of The Trade Desk. “More and more of the world’s leading advertisers are gravitating to channels and partnerships that offer precision and premium value at scale, such as Connected TV (CTV) and retail media. More companies across the advertising ecosystem are leveraging new tools, such as UID2, OpenPath and OpenPass, which allow them to build the new identity and authentication fabric of the open internet. And with the launch of Kokai, we are bringing more value to advertisers with the industry’s most advanced, intuitive media buying platform.”

Fourth Quarter and Full Year 2023 Financial Highlights:

The following table summarizes the Company’s consolidated financial results for the quarters and fiscal years ended December 31, 2023 and 2022 ($ in millions, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP Results
Revenue	$606	$491	$1,946	$1,578
Increase in revenue year over year	23%	24%	23%	32%
Net income	$97	$71	$179	$53
GAAP diluted earnings per share	$0.19	$0.14	$0.36	$0.11

Non-GAAP Results
Adjusted EBITDA	$284	$245	$772	$668
Adjusted EBITDA margin	47%	50%	40%	42%
Non-GAAP net income	$207	$190	$628	$522
Non-GAAP diluted earnings per share	$0.41	$0.38	$1.26	$1.04

Fourth Quarter and 2023 Recent Business Highlights

  Continued Share Gains: 2023 gross spend of $9.6 billion.

  Strong Customer Retention: Customer retention remained over 95% during the year, as it has in each of the last ten years.

  Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
    In January, DISH Media announced adoption of UID2 across its suite of traditional TV and OTT services including DISH TV and Sling TV.
    With its integration of UID2, device and software company HP has seen improved targeting on CTV, and as a result, the company has reduced wasted advertising spend.
    In September, Philo adopted UID2 across its roster of premium streaming TV channels.
    Warner Bros. Discovery announced integration with UID2 across its premium entertainment, sports, news and lifestyle brands with its digital platforms, including Max and Discovery+.
    Walmart Connect announced it is testing the integration of UID2 to inform decisioning across the open internet within the Walmart DSP.
    EUID, the European counterpart to UID2 specifically developed for the European market, is gaining support across Europe from brands, publishers, and retailers. Initial industry engagement includes Bacardi, Kimberly-Clark, Aller Media, Future, OneFootball, Prisma Media, Tesco and others.
    On stage at Forward ’23: Always On, NBCUniversal announced it is implementing UID2 on Peacock across all devices and consumer touchpoints, including on CTV, the web, apps and devices.

  OpenPath: OpenPath gives our clients a simplified, direct connection to participating premium publishers across the open internet. By supporting an objective, transparent supply path, OpenPath helps to maximize value for everyone involved. OpenPath is already live with dozens of publishers representing over 11,000 destinations across connected TV, mobile, display and audio.

  Industry Recognition (2023):
    Institutional Investor Awards - Most Honored Company, Best CEO, Best Company Board, Best IR Program, Best IR Professional, Best IR Team, Best Analyst Day
    Digiday Video and TV Awards - Best TV/Streaming Ad Sales Product of the Year
    DigiZ Awards Hong Kong - Best Programmatic Advertising Platform
    Marketing Excellence Awards Singapore - Excellence in Data-Driven Marketing - Gold
    The Forrester Wave - Omnichannel Demand-Side Platforms Leader
    Quadrant Knowledge Solutions SPARK Matrix for Ad Tech - Technology Leader
    Stevie Awards for Customer Service Success - Bronze, Technology Industries
    Adweek 50 List - Ian Colley
    Ad Age 40 under 40 Award Winner - Jaime Nash
    Top Women in Media and AdTech Award Winners: Samantha Jacobson - Change-Maker, Catherine Patterson - Tech Trailblazer, Jaime Nash - Programmatic Storyteller
    Business Insider Rising Stars of AdTech - Ellen Mulryan, Sr. Dir. of Retail Data Partnerships
    Fortune - Best Workplaces for Millennials
    Fortune - Best Workplaces in Technology
    Institutional Investor 2023-2024 All-America Executive Team List - Jeff Green, Founder and CEO
    US News & World Report - Best Media Companies To Work For
    National Intern Day - Top 100 Internship Programs of 2023

  Share Repurchases:
    The Company repurchased approximately $220 million of its Class A common stock in the fourth quarter of 2023. The Company repurchased approximately $647 million of its Class A common stock in the year ended December 31, 2023, at an average repurchase price of $63.87. As of December 31, 2023, the Company had $53 million available and authorized for repurchases.

Financial Guidance:

First Quarter 2024 outlook summary:

  Revenue at least $478 million
  Adjusted EBITDA of approximately $130 million

The Company has not provided an outlook for GAAP Net Income or reconciliation of Adjusted EBITDA guidance to Net Income, the closest corresponding U.S. GAAP measure, because Net Income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. The Company expects the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS that supplement the Consolidated Statements of Operations of the Company prepared under generally accepted accounting principles (“GAAP”). Adjusted EBITDA is earnings before interest income, net; provision for income taxes; depreciation and amortization; and stock-based compensation. Non-GAAP Net Income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP Net Income and non-GAAP Diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company's operational trends, financial performance and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Fourth Quarter and Fiscal Year 2023 Financial Results Webcast and Conference Call Details

  When: February 15, 2024 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the Company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “982223” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 49704). Outside the United States, please dial 1-919-882-2331 (replay code: 49704). The audio replay will be available via telephone until February 22, 2024.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

Share Repurchase Program

The Company also announced that its board of directors approved an additional $647 million under its share repurchase program pursuant to which the Company may purchase its outstanding Class A Common Stock, bringing the total amount for future repurchases back to $700 million. This program does not obligate the Company to acquire any particular amount of Class A Common Stock, and may be modified, suspended or terminated at any time at the discretion of the Company’s board of directors.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results or (c) embody assumptions that may prove to have been inaccurate, including statements relating to industry and market trends, the Company’s financial targets, such as revenue and Adjusted EBITDA and the amount, timing and sources of funding for the Company’s share repurchase program. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$605,797	$490,737	$1,946,120	$1,577,795
Operating expenses (1):
Platform operations	100,695	79,619	365,598	281,123
Sales and marketing	126,793	92,829	447,970	337,975
Technology and development	102,004	84,479	411,794	319,876
General and administrative	131,867	133,650	520,278	525,167
Total operating expenses	461,359	390,577	1,745,640	1,464,141
Income from operations	144,438	100,160	200,480	113,654
Total other income, net	(16,238)	(11,960)	(67,515)	(13,716)
Income before income taxes	160,676	112,120	267,995	127,370
Provision for income taxes	63,353	40,933	89,055	73,985
Net income	$97,323	$71,187	$178,940	$53,385
Earnings per share:
Basic	$0.20	$0.15	$0.37	$0.11
Diluted	$0.19	$0.14	$0.36	$0.11
Weighted-average shares outstanding:
Basic	489,454	489,217	489,261	486,937
Diluted	499,682	500,432	500,182	499,925
___________________________
(1) Includes stock-based compensation expense as follows:
THE TRADE DESK, INC. STOCK-BASED COMPENSATION EXPENSE (Amounts in thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Platform operations	$6,406	$4,031	$21,048	$18,285
Sales and marketing	21,885	15,724	75,924	64,442
Technology and development	29,540	27,564	120,823	94,822
General and administrative (1)	63,604	80,212	273,826	321,093
Total	$121,435	$127,531	$491,621	$498,642
___________________________
(1) Includes stock-based compensation expense related to a long-term CEO performance grant of $42 million and $66 million for the three months ended December 31, 2023 and 2022, respectively, as well as $198 million and $262 million for the twelve months ended December 31, 2023 and 2022, respectively.

THE TRADE DESK, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands) (Unaudited)

	As of December 31, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$895,129	$1,030,506
Short-term investments, net	485,159	416,080
Accounts receivable, net	2,870,313	2,347,195
Prepaid expenses and other current assets	63,353	51,836
Total current assets	4,313,954	3,845,617
Property and equipment, net	161,422	173,759
Operating lease assets	197,732	220,396
Deferred income taxes	154,849	94,028
Other assets, non-current	60,730	46,879
Total assets	$4,888,687	$4,380,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,317,318	$1,871,419
Accrued expenses and other current liabilities	137,996	105,474
Operating lease liabilities	55,524	52,430
Total current liabilities	2,510,838	2,029,323
Operating lease liabilities, non-current	180,369	208,527
Other liabilities, non-current	33,261	27,490
Total liabilities	2,724,468	2,265,340

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,967,265	1,449,825
Retained earnings	196,954	665,514
Total stockholders' equity	2,164,219	2,115,339
Total liabilities and stockholders' equity	$4,888,687	$4,380,679

THE TRADE DESK, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES:
Net income	$178,940	$53,385
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,418	54,425
Stock-based compensation	491,621	498,642
Noncash lease expense	48,955	44,115
Provision for expected credit losses on accounts receivable	2,960	3,203
Deferred income taxes	(61,597)	(11,507)
Other	(20,379)	622
Changes in operating assets and liabilities:
Accounts receivable	(554,012)	(291,747)
Prepaid expenses and other current and non-current assets	(26,815)	50,655
Accounts payable	475,463	187,119
Accrued expenses and other current and non-current liabilities	35,681	8,168
Operating lease liabilities	(52,913)	(48,346)
Net cash provided by operating activities	598,322	548,734
INVESTING ACTIVITIES:
Purchases of investments	(608,379)	(553,295)
Sales of investments	—	1,977
Maturities of investments	555,806	338,829
Purchases of property and equipment	(46,790)	(84,160)
Capitalized software development costs	(8,230)	(7,725)
Net cash used in investing activities	(107,593)	(304,374)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(646,597)	—
Proceeds from exercise of stock options	60,525	47,525
Proceeds from employee stock purchase plan	38,482	33,062
Taxes paid related to net settlement of restricted stock awards	(78,516)	(48,595)
Net cash provided by (used in) financing activities	(626,106)	31,992
Increase (decrease) in cash and cash equivalents	(135,377)	276,352
Cash and cash equivalents—Beginning of year	1,030,506	754,154
Cash and cash equivalents—End of year	$895,129	$1,030,506

Non-GAAP Financial Metrics (Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net income	$97,323	$71,187	$178,940	$53,385
Add back (deduct):
Depreciation and amortization expense	20,529	16,844	80,418	54,425
Stock-based compensation expense	121,435	127,531	491,621	498,642
Interest income, net	(18,952)	(11,434)	(68,508)	(12,755)
Provision for income taxes	63,353	40,933	89,055	73,985
Adjusted EBITDA	$283,688	$245,061	$771,526	$667,682

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP net income	$97,323	$71,187	$178,940	$53,385
Add back (deduct):
Stock-based compensation expense	121,435	127,531	491,621	498,642
Adjustment for income taxes	(11,896)	(8,576)	(42,462)	(29,995)
Non-GAAP net income	$206,862	$190,142	$628,099	$522,032

GAAP diluted earnings per share	$0.19	$0.14	$0.36	$0.11

GAAP weighted-average shares outstanding—diluted	499,682	500,432	500,182	499,925

Non-GAAP diluted earnings per share	$0.41	$0.38	$1.26	$1.04

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted	499,682	500,432	500,182	499,925

Contacts

Investors
Jake Graves
Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com